EXHIBIT 3.2

                             AMENDED BY-LAWS

                           (Date: May 10, 2004)

                                     OF

                            COMMERCE GROUP CORP.

                          A Wisconsin Corporation
                     (formerly CGC of Wisconsin, Inc.)

                                ARTICLE 1

                                 OFFICES
                                 -------

     Section 1.1. Registered Office. The registered office of the Corporation in the State of Wisconsin shall be in Milwaukee County at 6001 North 91st Street, Milwaukee, Wisconsin, 53225.

     Section 1.2. Other Offices. The Corporation may also have offices at such other places both within and without the State of Wisconsin as the Board of Directors may from time to time determine or the business of the Corporation may require.


                                ARTICLE 2

                         MEETINGS OF STOCKHOLDERS
                         ------------------------

     Section 2.1. Place of Meetings. Each meeting of the stockholders of the Corporation shall be held at such place, within or without the State of Wisconsin, as the Board of Directors may designate, but if no designation is made then at the office of the Corporation in Milwaukee, Wisconsin.

     Section 2.2. Annual Meetings. An annual meeting of the stockholders of the Corporation for the purposes of electing Directors and transacting such other business as may properly be brought before the meeting shall be held on the third Friday in October at the hour of 3:00 o'clock P.M. (according to the standard of time in legal effect at the


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place of the meeting), unless such day is a legal holiday, and, if a legal holiday, then on the next succeeding Friday which is not a legal holiday. If, for any reason, said annual meeting shall not be held at the time herein provided, the same may be held at any time thereafter upon notice as hereinafter provided or the business thereof may be transacted at any special meeting called for that purpose.

     Section 2.3. Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the Chief Operating Officer, or by the President, or by the Board of Directors and shall be called by the Secretary at the request in writing of the holders of outstanding shares of stock of the Corporation having not less than seventy-five per cent (75%) of the voting power of all the outstanding stock of the Corporation, provided that such request shall state the purpose or purposes of the proposed meeting and the day and hour at which such meeting shall be held. The Chief Operating Officer or the President of the Corporation shall select the place at which any such special meeting of stockholders shall be held.

     Section 2.4. Notice of Stockholders' Meetings. Unless otherwise prescribed by statute or by the Certificate of Incorporation, notice of each meeting of stockholders, stating the date, time and place thereof, and, in the case of special meetings, the purpose or purposes for which such meeting is called, shall be given to each stockholder entitled to vote thereat not more than sixty days and at least ten days before the date of the meeting.

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     Section 2.5.  Lists of Stockholders.  The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before each meeting of stockholders, a complete list of the stockholders entitled to vote thereat, arranged in alphabetical order, showing the address of and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the municipality where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where said meeting is to be held, and the list shall be produced and kept at the time and place of meeting during the whole time thereof, for inspection by any stockholder who may be present.

     Section 2.6. Quorum and Adjournments. The holders of stock having a majority of the voting power of the issued and outstanding stock of the Corporation entitled to vote thereat, when present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Certificate of Incorporation. If such quorum shall not be present or represented at any meeting of the stockholders, the holders of a majority of the voting power entitled to vote thereat present in person or represented by proxy at any such meeting shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting unless otherwise required by statute, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been

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transacted at the meeting as originally notified. Nothing in these
By-Laws shall affect the right to adjourn a meeting from time to time when a quorum is present.

     Section 2.7. Voting by Stockholders. When a quorum is present at any meeting, a majority of the votes cast shall decide any question brought before such meeting, unless the question is one upon which by express provision of statute, the Certificate of Incorporation or by these By-Laws a different vote is required, in which case such express provision shall govern and control.

     Section 2.8. Vote; Proxies. Each stockholder shall be entitled to such vote, in person or by proxy, for each share of stock having voting power held by such stockholder as shall be provided in the Certificate of Incorporation. No proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

     Section 2.9. Organization. At any meeting of the stockholders, the Chief Operating Officer shall act as Chairman. In the absence of the Chief Operating Officer, the Board of Directors shall appoint a person to act as Chairman of the meeting, but in default of such appointment, a person chosen by a majority of the votes entitled to be cast by the stockholders present at the meeting shall act as Chairman. The Secretary of the Corporation or, in his absence, an Assistant Secretary, shall be Secretary of any meeting of stockholders, but in the absence of the Secretary and an Assistant Secretary, the Chairman of the meeting shall appoint a Secretary of the meeting. The Chairman of the meeting shall have the full right to decide, without appeal, the agenda, rules of order and all other procedural matters regarding and pending before the meeting.

     Section 2.10. Voting by Ballot. Voting on any question or in any election may be viva voce unless the presiding officer shall order that voting be by ballot.


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                                ARTICLE 3

                                DIRECTORS
                                ---------

     Section 3.1. Number, Election and Term of Office. The number of Directors which shall constitute the whole Board shall be five, but such number may be altered from time to time by amendment of these By-Laws, provided that such number shall be not less than three nor more than twelve. The Directors shall be divided into three classes: Class I, Class II and Class III. Such classes shall be as nearly equal in number as possible, as provided in the Certificate of Incorporation. The term of office of Class I Directors shall expire at the annual meeting of stockholders in 1999; the term of office of Class II Directors shall expire at the annual meeting of stockholders in 2000; and the term of office of Class III Directors shall expire at the annual meeting of stockholders in 2001, or thereafter when their respective successors in each class are elected and qualified, or until his earlier death or resignation or removal in a manner permitted by law or these By-Laws.

     At each annual meeting of stockholders, the Directors elected to succeed those whose terms then expire shall be elected for a term expiring at the third succeeding annual meeting and thereafter until their respective successors are elected and qualified. In order to facilitate the orderly application of the Corporation's retirement policy for Directors, any Director elected to a particular class by the stockholders or Directors shall be eligible at any subsequent time or times to become a member of a different class.

     Directors need not be stockholders. One of the Directors may, by action of the Board, be elected Chairman of the Board. In the event the offices of President and Chairman of the Board are not held by the same person, the Chairman of the Board shall

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be the Chief Operating Officer and the President shall be the Chief
Executive Officer of the Corporation with the duties, powers and authority as provided in Section 5.4 of Article 5 of these By-Laws.

     Section 3.1(a). Director Emeritus. Members of the Board of Directors who are Directors of Commerce Group Corp., the predecessor Delaware Corporation, as of December 5, 1979 and those Directors thereafter who have been in office for a period of 15 years or more (combining years with this Corporation and the predecessor Delaware Corporation) and do not stand for re-election shall become Directors Emeriti and each one shall be entitled to receive notice of all meetings of the Board of Directors and each one shall be entitled to attend all such meetings and each one shall be entitled to Directors' fees based on a minimum of twelve (12) meetings per year at the current rate paid, but not less than one hundred fifty dollars ($150.00) for each meeting and at a fee of not less than that provided prior to becoming a Director Emeritus, regardless of attendance at any meeting. Said fee, together with travel and out-of-pocket expenses, if any, shall be paid monthly on the date of each regularly scheduled meeting or on the second Monday of each month. No Director Emeritus shall be entitled to vote on any matter coming before the Board of Directors, nor shall any Director Emeritus be counted as a member of the Board for the purpose of determining a quorum for any purpose whatsoever.

     Section 3.2. Vacancies. Vacancies occurring in the Board of Directors and newly-created directorships resulting from any increase in the authorized number of Directors may be filled by a majority of the Directors then in office, although less than a quorum, or by a sole remaining Director, and any Director so chosen shall hold office

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until the next election of Directors of the class for which he shall have been chosen and until his successor is duly elected and qualified.

     Section 3.3. Powers. The business of the Corporation shall be managed by its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute, the Certificate of Incorporation or these By-Laws directed or required to be exercised or done by the stockholders.

     Section 3.4. Place of Meetings; Mode. The place of any meeting of the Board of Directors may be either within or without the State of Wisconsin. Members of the Board of Directors or any committee designated by the Board, including the Executive Committee, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such a meeting.

     Section 3.5. Director, Executive Committee Director and Audit Committee Meetings. Regular quarterly meetings of the Board of Directors shall be held at its corporate office on the second Monday of the months of February, May, August and November of each calendar year commencing at 2:00 p.m. (Central Time). The annual Directors' meeting shall be held on the date and after the annual shareholders' meeting or as called to by the Chief Operating Officer, and if absent, then by the President, or any two Directors on at least eight hours' notice to each Director.

     Section 3.6. Regular and Special Meetings. No notice of any such meeting shall be necessary in order legally to constitute the meeting, provided a quorum shall be present. In the event such meeting is not held at such time and place, the meeting may be

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held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the Directors. The Board of Directors may provide, by resolution, the time and place for the holding of additional regular meetings without other notice than such resolution. Special meetings of the Board may be called by the Chief Operating Officer, or by the President, or any two Directors on at least twenty-four hours' notice to each Director.

     The Directors' Executive Committee meetings shall be held at its corporate office on the second Monday at 2:00 p.m. (Central Time) in the months of January, March, April, June, July September, October and December of each calendar year when the full Board of Directors do not meet or at such other times as called by the Chairman or any other member of this committee upon twenty-four hours' notice to each Director.

     Section 3.7. Quorum. At all meetings of the Board of Directors, one-third of the number of Directors then in office, but in no event less than two Directors, shall constitute a quorum for the transaction of business and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors except as may be otherwise specifically provided by statute or by the Certificate of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, a majority of the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     Section 3.8. Informal Action. Unless otherwise restricted by statute, the Certificate of Incorporation or these By-Laws, any action required or permitted to be

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taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if a written consent thereto is signed by all the Directors or by all the members of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors or of such committee.

     Section 3.9. Presumption of Assent. A Director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken and who does not abstain from voting on such matter by reason of personal interest therein shall be conclusively presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof. Such right to dissent shall not apply to a Director who voted in favor of such action.

     Section 3.10. Committees. In addition to the Executive Committee and Audit Committee for which provision is made by Article 4 of these By-Laws, the Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more other committees (in addition to the Executive Committee and Audit Committee), each committee to consist of one or more of the Directors of the Corporation, which, to the extent provided in the resolution, shall have and may exercise the powers of the Board of Directors in the management of the business affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority of the Board with respect to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or

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substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the By-Laws of the Corporation; and, unless the resolution or these By-Laws expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors and the Board may designate one or more Directors as alternate members of any committee, who may replace any absent or
disqualified member at any meeting of the committee.   Additionally, in
the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqual ified member.

     Section 3.11. Committee Records. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

     Section 3.12. Compensation. The Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors. The Board, irrespective of any personal interest of any of its members, shall have authority to fix compensation of all Directors for services to the Corporation as directors, officers or otherwise. Members of special or standing committees may be allowed like compensation for attending committee meetings.

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                                ARTICLE 4

     Section 4.1. Executive Committee: Designation, Term and Vacancies. The Board, by resolution passed by a majority of the entire Board, may designate such number of its members, of which the President and Chairman of the Board of Directors shall be two, as it may from time to time determine, to constitute an Executive Committee, and may designate one or more other Directors to serve as alternates for the members thereof in such order and manner as may be fixed by the Board. The term of office of each member of the Executive Committee shall be for a period beginning with the date of his designation and shall continue until the annual meeting of the Board which will be held after the annual meeting of stockholders and until his successor shall have been designated; provided, however, any member of the Executive Committee may be removed or his office declared vacant at any time by the Board without assigning (and without there existing) any reason or cause as the basis thereof. The Chief Operating Officer, and if absent, then the President, or in his absence, a member of the Executive Committee selected by those present, shall preside at meetings of the Executive Committee, and the Secretary of the Corporation or, if the Secretary of the Corporation is not a member of the Executive Committee, a member of the Executive Committee designated by the members thereof shall be the Secretary of the Executive Committee. In the event of the absence from any meeting of the Secretary of the Executive Committee, the member or members of the Executive Committee present at the meeting shall select a member of the Executive Committee to be Secretary of the meeting.

     Section 4.2. Executive Committee: Powers. During the intervals between meetings of the Board, the Executive Committee shall have, to the fullest extent


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permitted by law, but subject to any specific limitation imposed by the
Certificate of Incorporation, these By-Laws or a resolution of the Board, all of the powers vested in or retained by the Board (whether or not the Executive Committee is specifically mentioned in the statute, the provision of the Certificate of Incorporation or these By-Laws, the resolution or other instrument vesting or retaining any such power) and such further specific powers as may from time to time be conferred upon the Executive Committee by resolution of the Board; and the Executive Committee may exercise such powers in such manner as it shall deem for the best interests of the Corporation in all cases in which specific directions shall not have been given by the Board; provided, however, that the Executive Committee shall not have the power or auth ority of the Board in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the By-Laws of the Corporation; but the Executive Committee shall have the power and authority to distribute and issue stock if it was previously authorized by the Board of Directors. All action taken by the Executive Committee shall be subject to revision or alteration by the Board at the meeting of the Board at which any such action has been reported to the Board; provided, however, that such revision or alteration shall not affect any action taken by any officer or employee of the Corporation, or by any third party, or any rights of third parties that have vested, in reliance upon any action or direction of the Executive Committee.

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     Section 4.3.  Executive Committee:  Procedure, Meetings, Voting and
Records. The Executive Committee may prescribe for the conduct of its business such rules and regulations, not inconsistent with these By-Laws or with such resolutions for the guidance and control of the Executive Committee as may from time to time be passed by the Board, as it shall deem necessary or desirable, including, without limitation, rules fixing the time and place of meetings and the notice to be given thereof, if any. A majority of the members of the Executive Committee shall constitute a quorum. The adoption of any resolution or the taking of any other action shall require the affirmative vote of a majority of the whole Executive Committee as from time to time constituted. The Executive Committee shall keep minutes of its proceedings only when action is taken by the Executive Committee pursuant to the powers bestowed upon the Executive Committee by these By-Laws and such action is not confirmed o r ratified by the Board of Directors at its next regularly scheduled meeting, and it shall report all action taken by it to the Board at the meeting thereof held next after the taking of such action.

     Section 4.4. Audit Committee: Designation, Term and Vacancies. The Board of Directors will from time to time appoint members to a committee known as the Audit Committee. The term of office of each member of the Audit Committee shall be for a period beginning with the date of his designation and shall continue until the next annual meeting of the Board of Directors which is to be held after the next annual meeting of stockholders and until his successor shall have been designated and shall have qualified; provided, however, any member of the Audit Committee may be removed or his office declared vacant at any time by the Board without assigning (and without there existing) any reason or cause as the basis thereof. A member of the Audit Committee selected by

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those present, shall preside at Audit Committee meetings, a member of the
Audit Committee designated by the members thereof shall be the Secretary of the Audit Committee. In the event of the Chairman's absence from any meeting then the Secretary of the Audit Committee shall preside and if both are absent, then the member or members of the Audit Committee present at the meeting shall select a member of the Audit Committee to be Chairman and to be the Secretary of the meeting.

     The Audit Committee shall consist of three members of which two members or hereafter the majority of the Directors shall be independent Directors. An independent Director shall mean a person other than an officer or employee of the Company or its subsidiaries or any other individual having a relationship, which in the opinion of the Board of Directors would interfere with the exercise of independent judgment in carrying out the responsibilities of a Director. Where a question exists as to the ability of any particular Director to exercise independent judgment, it will be incumbent on the Board of Directors to review the facts to affirmatively conclude that the individual is able, notwithstanding relationship, which may exist, to exercise the requisite independent judgment.

     Section 4.5. Audit Committee: Powers. During the intervals between meetings of the Board, the Audit Committee shall have, to the fullest extent permitted by law, but subject to any specific limitation imposed by the Certificate of Incorporation, these By-Laws or a resolution of the Board, all of the powers vested in or retained by the Board (whether or not the Audit Committee is specifically mentioned in the statute, the provision of the Certificate of Incorporation or the By-Laws, the resolution or other instrument vesting or retaining any such power) and such further specific powers as may

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from time to time be conferred upon the Audit Committee by resolution of the Board and specifically it shall:

     1. Recommend the firm or person to be employed as the Corporation's external auditor and review the proposed discharge of any such firm.

     2. Review the external auditor's compensation, the proposed terms of its engagement, and its independence.

     3. Review the appointment and replacement of the senior internal auditing executive, if any.

     4. Serve as a channel of communication between the external auditor and the Board, and between the senior internal auditing executive, if any, and the Board.

     5. Review the results of each external audit of the Corporation, the report of the audit, any related management letter, management's responses to recommendations made by the external auditor in connection with the audit, reports of the internal auditing department that are material to the Corporation as a whole and management's responses to those reports.

     6. Review the Corporation's annual financial statement, any certification, report, opinion, or review rendered by the external auditor in connection with those financial statements, and any significant disputes between management and the external auditor that arose in connection with the preparation of those financial statements.

     7. Consider, in consultation with the external auditor and the senior internal auditing executive, if any, the adequacy of the Corporation's internal controls.

     8. Consider major changes and other major questions of choice respecting the appropriate auditing and accounting principles and practices to be used in the preparation of the Corporation's financial statements, when presented by the external auditor, a principal senior executive, or otherwise.

     9. Monitor the Corporation's codes of conduct and/or ethics and its code relating to conflicts of interest.

    10. Review of all related party transactions on an on-going basis for the review of potential conflicts of interest.

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    11.  Perform such other functions as may be directed to it by the
         Board of Directors.

and the Audit Committee may exercise such powers in such manner as it shall deem for the best interest of the Corporation in all cases in which specific directions shall not have been given by the Board;

     Section 4.6. Audit Committee: Procedure, Meetings, Voting and Records. The Audit Committee may prescribe for the conduct of its business such rules and regulations, not inconsistent with these By-Laws or with such resolution for the guidance and control of the Audit Committee as may from time to time be passed by the Board, as it shall deem necessary or desirable, including, without limitation, rules fixing the time and place of meetings and the notice to be given thereof, if any. A majority of the members of the Audit Committee shall constitute a quorum. The adoption of any resolution or the taking of any other action shall require the affirmative vote of a majority of the whole Audit Committee as from time to time constituted. The Audit Committee shall keep minutes of its proceedings and it shall report all action taken by it to the Board of Directors at the meeting thereof held next after the taking of such action.

     Section 4.7. Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee (the "Committee") is a standing committee of the Board of Directors (the "Board") of Commerce Group Corp. (the "Company") established to develop governance guidelines and practices for the effective operation of the Board in fulfilling its responsibilities, review and assess the performance of the Board, and nominate prospective directors of the Company.

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I.   Purposes, Duties and Responsibilities of Commerce Group Corp.
     Corporate Governance and Nominating Committee

     A.   Purposes

     The purposes of the Committee are to:

          1. develop and recommend to the Board a set of corporate governance principles applicable to the Company;

          2. oversee the evaluation of the Board and management of the Company;

          3. identify individuals qualified to become Board members, consistent with criteria approved by the Board;

          4. recommend to the Board the director nominees for the next annual meeting of the shareholders of the Company; and

          5. perform all other duties and responsibilities set forth in this Charter in accordance with its terms and provisions.

     B.   Duties and Responsibilities

     The duties and responsibilities of the Committee are set forth below. These duties and responsibilities do not limit the generality of the Committee's purposes or authority provided for elsewhere in this Charter.

     The Committee shall:

          1. develop and recommend to the Board for its approval a set of corporate governance principles for the Company (the "Corporate Governance Principles");

          2. review and assess periodically, but at least annually, the adequacy of the Corporate Governance Principles and recommend to the Board modifications thereto as the Committee deems necessary or desirable;

          3. recommend to the Board for its approval the criteria for Board membership, including desired skills and attributes;

          4. conduct searches for prospective directors based on such criteria;

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          5.   identify and consider candidates for Board membership,
               including those recommended by shareholders, management and others, believed to be qualified to become Board members, and assess the contributions of incumbent directors in determining whether to recommend them for re-election to the Board at the next annual meeting of the shareholders of the Company or, if applicable, at a special meeting of the shareholders of the Company, and in each case provide to the Board the Committee's assessment of whether each such individual or nominee would be an independent director;

          6. as the need arises to fill vacancies on the Board (including vacancies created by increases in the size of the Board), actively search for individuals believed to be qualified to become Board members for recommendation to the Board, and in each case provide to the Board the Committee's assessment of whether each such individual would be an independent director;

          7. consider and make recommendations to the Board regarding the appropriate size, function and needs of the Board;

          8. evaluate and make recommendations to the Board regarding the appointment and removal of directors to and from committees of the Board and the selection of chairpersons for committees of the Board;

          9. in recommending a candidate for membership of or removal from a committee of the Board, consider the factors set forth in the charter of such committee (if any) and all other factors that the Committee deems appropriate, including the candidate's character, judgment, expertise, skills, knowledge and experience in relation to the duties and responsibilities of such committee, the interaction of such candidate's expertise, skills, knowledge and experience with the expertise, skills, knowledge and experience of other members of such committee and whether such candidate is or would be an independent director;

         10. recommend to the Board from time to time as the Committee deems necessary or desirable, the establishment of new committees of the Board or modification to existing committees;

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         11.   develop and recommend to the Board and review periodically as it deems appropriate, but at least annually, the criteria to be applied by the Board in making determinations as to whether a director should be deemed an independent director, recommend to the Board modifications to such criteria that the Committee deems desirable and provide to the Board the Committee's assessment of which directors should be deemed independent directors under the then-current criteria and under recommended modifications to such criteria;

         12. consider questions of possible conflicts of interest of members of the Board and senior executives of the Company and, in collaboration with the Audit Committee, initiate appropriate action to address such conflicts of interest;

         13. review adherence by directors to corporate guidelines regarding transactions with the Company;

         14. review directorships in other public companies held by or offered to directors of the Company and management of the Company;

         15. recommend to the Board the desired ratio of employee directors to non-employee directors; presently the Board shall be composed of the entire Board;

         16. review and recommend to the Board retirement and other tenure policies, if any, for directors;

         17. recommend to the Board the persons to vote proxies solicited by management in connection with annual and special meetings of the shareholders of the Company;

         18. review governance-related stockholder proposals and recommend to the Board its response thereto;

         19. monitor the orientation of new directors and the continuing education of directors;

         20. review the format of Board meetings and make recommendations for the improvement of such meetings;

         21. review the adequacy of the charters adopted by each committee of the Board and recommend to the Board modifications thereto as the Committee deems necessary or desirable;

         22. ensure the Compensation Committee leads annually the review by the full Board of Directors, of the Company's Chief Executive Officer (the "CEO") and the performance of other senior executives of the Company;

         23. in such manner as the Committee deems appropriate, evaluate annually management's upholding of the Corporate Governance Principles of the Company and communicate such evaluation to the Chair of the Compensation Committee;

         24. review annually with the CEO and the independent directors of the Board in collaboration with the Compensation Committee the succession plans relating to positions held by senior executives and make recommendations to the Board regarding the selection of successor candidates;

         25. assess periodically the effectiveness of the Board in meeting its responsibilities, representing the long-term interests of shareholders;

         26. coordinate the annual evaluation by the Board of its owns performance;

         27. annually evaluate the Committee's own performance, periodically assess the adequacy of this Charter and recommend to the Board modifications to this Charter as the Committee deems necessary or appropriate; and

         28. discharge all other duties and responsibilities imposed on the Committee by the Board from time to time.

II.  Organization of the Corporate Governance and Nominating Committee

A.   Committee Members

The Committee shall consist of at least four members of the Board. The actual number of members of the Committee shall be established from time to time by resolution of the Board. The Board shall appoint each member of the Committee. The members of the Committee shall serve as such until their resignation, retirement or removal or until their successors are appointed. Any member of the Committee individually or all members of the Committee collectively may be removed from office without cause by the affirmative vote of a majority of the Board.

B.   Committee Structure and Operations

The Board shall designate one member of the Committee as its Chair. The Committee shall meet at least once a year. The Committee may hold additional meetings or take actions by unanimous written consent when the Committee or its Chair deems doing so to be necessary or desirable. The Chair of the Committee or any member of the Committee or the Chairman of the Board may call a special meeting of the Committee at any time using any reasonable means of communication (including telephone and e-mail) subject to required notice. Formal notice of any such meeting shall not be required.

Two members of the Committee shall constitute a quorum of the Committee at any Committee meeting. The Committee may take action only by the affirmative vote of a majority of the members of the Committee at a Committee meeting at which a quorum is present or by the unanimous written consent of the members of the Committee.

The Committee may invite such members of management and other persons to any Committee meeting as the Committee deems necessary or desirable. The Chair of the Committee may establish such other rules for the conduct of business of the Committee as the Chair from time to time deems necessary or desirable. The Chair may appoint a secretary to make and maintain records of the proceedings of the Committee and otherwise to perform such other duties as the chairperson from time to time deems necessary or desirable. Any such secretary need not be a member of the Committee. Minutes will be prepared and subsequently approved for each meeting. Copies of such minutes will be filed with the Secretary of the Company and circulated to all directors.

The Committee may establish one or more subcommittees, each of which shall consist of one or more members of the Committee. Each such subcommittee shall make and maintain records of its proceedings and shall report to the Committee as the Committee may require.

C.   Resources and Authority of the Committee; Search Firms

The Committee shall have the resources and authority appropriate to discharge the Committee's duties and responsibilities, including the authority to obtain advice and assistance from internal and external legal, accounting, executive search and other advisers. Without limiting the generality of the foregoing, the Committee is authorized, in its sole and absolute discretion, at any time and from time to time to appoint, retain, compensate, oversee and terminate any search firm to be used to identify director candidates. The foregoing authority includes the Committee's sole authority to approve every such search firm's fees and other retention terms.

III. Reporting

A.   Regular Committee Reporting to the Board

The Committee shall report regularly to the Board regarding the Committee's actions and matters or issues that the Committee is considering in addition to providing the minutes of the Committee meetings.

B.   Annual Performance Evaluation Report

The Committee shall produce and provide to the Board (no later than the first regularly scheduled Board meeting after the end of each fiscal year of the Company) an annual written report (the "Annual Performance Evaluation Report") containing the Committee's evaluation of its own performance of its duties and responsibilities under this Charter during the preceding fiscal year of the Company. The Committee shall conduct the evaluation if its performance hereunder in such manner as the Committee deems appropriate. The Committee may include in any Annual Performance Evaluation Report a recommendation to the Board that this Charter be modified in any respect deemed by the Committee to be necessary or desirable.

C.   Amendment

Only the Board may modify, amend or repeal this Charter or any term or provision hereof.

     Section 4.8. Compensation Committee. The Compensation Committee (the "Committee") is a standing committee of the Board of Directors (the "Board"), established to assist the Board in determining the compensation strategies for Commerce Group Corp. (the "Company"), recommending the forms and amounts of compensation for officers, directors and other employees and assessing the performance of the officers of the Company in fulfilling their responsibilities and meeting corporate objectives.

I. Purposes, Duties and Responsibilities of Commerce Group Corp. Compensation Committee

A.   Purposes

The purposes of the Committee are to:

     1. Discharge the Board's responsibilities relating to compensation of the Company's executives, including reviewing such compensation and making recommendations to the Board with respect thereto;

     2. Assist the Board in establishing appropriate incentive compensation and equity-based plans (the "Plans");

     3.  Administer the Plans in accordance with their terms;

     4. Produce a report on executive compensation if required by the Securities and Exchange Commission (the "SEC") to be included in the Company's annual proxy statement or annual report on Form 10-K filed with the SEC (the "SEC Annual Report"); and

     5. Perform all other duties and responsibilities set forth in this Charter in accordance with its terms and provisions.

B.   Duties and Responsibilities

The duties and responsibilities of the Committee are set forth below. These duties and responsibilities do not limit the generality of the Committee's purposes or authority provided for elsewhere in this Charter.

The Committee shall:

     1. Annually review and approve the Company's corporate goals and objectives relevant to the compensation of the Chief Executive Officer (the "CEO");

     2. At least annually, at a Board meeting to which all directors of the entire Board then in office have been invited, evaluate the CEO's performance in light of the Company's goals and objectives. As part of the Committee's assessment of the performance of the CEO, the Committee shall also, through the CEO, assess the performances of the other officers of the Company;

     3. In determining the long-term incentive component of the CEO's compensation, consider the Company's performance and relative shareholder return, the value of similar incentive awards to CEOs at comparable companies and the awards given to the CEO in past years;

     4. Annually review and make recommendations to the Board and determine and approve with all of the directors of the entire Board then in office the CEO's cash and equity compensation based on such evaluation, including annual salary, bonuses, incentive compensation (such as stock options), long-term compensation and other direct and indirect benefits;

     5. Annually review and make recommendations to the Board regarding the cash and equity compensation of the other executive officers of the Company, including annual salary, bonuses, incentive compensation (such as stock options), long-term compensation and other direct and indirect benefits;

     6. Review the overall parameters of the Company's stock option program and recommend option allocations for the CEO, directors and, through the CEO, officers and other employees;

     7. Review the overall parameters of the Company's cash bonus program and recommend cash bonus allocations for the CEO and, through the CEO, officers and other employees;

     8. Review the overall compensation costs of the Company and recommend, through the CEO, overall adjustment to total salary compensation for the officers and other employees;

     9. Review, periodically, the Company's 401(k) Plan when established and other benefits' plans to ensure the appropriateness thereof and approve profit levels for additional monthly 401(k) Company incentive match;

    10. By contract or otherwise, establish and modify the terms and conditions of employment of executive officers of the Company and review periodically, as the Committee deems appropriate, the perquisites and benefits provided to the executive officers of the Company and the employment agreements, severance arrangements and change in control agreements and provisions relating to the executive officers of the Company;

    11. Make recommendations to the Board regarding the Company's general compensation philosophy;

    12. Make recommendations to the Board regarding the Plans and discharge the responsibilities imposed on the Committee by the Plans;

    13. Maintain sole discretionary authority to interpret the terms and provisions of the Plans;

    14. Interpret the Plans, including with respect to eligibility for participation, persons to receive awards and the amounts, form and other condition of awards;

    15. As deemed necessary or desirable by the Committee, establish rules for implementing, executing and administering the Plans;

    16. Monitor executive compensation programs to determine whether they are achieving their intended purposes;

    17. Review and act upon proposed terms of new compensation plans, programs and arrangements for the benefit of employees of the Company;

    18. Review proposed terms of any new executive incentive program and any material amendment of an existing incentive program and make such recommendations to the Board with respect thereto as the Committee deems advisable;

    19. Establish and modify from time to time (as the Committee deems necessary or desirable) policies for the administration of executive compensation programs;

    20. Modify from time to time (as the Committee deems necessary or desirable) any executive compensation program generating payments or other direct or indirect benefits that are not reasonably related to executive or corporate performance;

    21.  Review executive officer compensation for compliance with
         Section 16 of the Securities Exchange Act of 1934 (the "Exchange Act") and Section 162(m) of the Internal Revenue Code, each as in effect from time to time, and all other applicable laws, rules and regulations;

    22. In consultation with and based on the advice of legal counsel, monitor the disclosure of compensation matters in the Company's annual proxy statement;

    23. Obtain such advice and assistance as the Committee deems necessary or desirable from internal or external legal, accounting, search firms, compensation consultants or other advisers;

    24. Periodically discuss with management such matters and issues as the Committee deems necessary or desirable, including reports from management regarding the development, implementation and effectiveness of the Company's policies and strategies relating to managing the Company's human resources and including reports from management regarding the Company's regulatory compliance with respect to compensation matters;

    25. At least annually, review matters relating to management succession, including compensation and professional development planning for the officers of the Company;

    26. Annually and timely produce and provide to the Board the SEC Annual Report;

    27. Annually evaluate the Committee's own performance, periodically assess the adequacy of this Charter and recommend to the Board modifications to this Charter as the committee deems necessary or appropriate; and

    28. Discharge all other duties and responsibilities imposed on the Committee by the Board from time to time.

II.  Organization of the Compensation Committee

A.   Committee Members

The Committee shall consist of at least four members of the Board. The actual number of members of the Committee shall be established from time to time by resolution of the Board. The Board shall appoint each member of the Committee based on the recommendations of the Corporate Governance and Nominating Committee. The members of the Committee shall serve as such until their resignation, retirement or removal or until their successors are appointed. Any member of the Committee individually or all members of the Committee collectively may be removed from office without cause by the affirmative vote of a majority of the Board.

B.   Committee Structure and Operations

The Board shall designate one member of the Committee as its Chair. The Committee shall meet at least once a year. The Committee may hold additional meetings or take actions by unanimous written consent when the Committee or its chairperson deems doing so to be necessary or desirable. The Chair of the Committee or any member of the Committee or the Chairman of the Board may call a special meeting of the Committee at any time using any reasonable means of communication (including telephone and e-mail) subject to required notice. Formal notice of any such meeting shall not be required.

Two members of the Committee shall constitute a quorum of the Committee at any Committee meeting. The Committee may take action only by the affirmative vote of a majority of the members of the Committee at a Committee meeting at which a quorum is present or by the unanimous written consent of the members of the Committee.

The Committee may invite such members of management and other persons to any Committee meeting as the Committee deems necessary or desirable. The Chair of the Committee may establish such other rules for the conduct of business of the Committee as the Chair from time to time deems necessary or desirable. The Chair may appoint a secretary to make and maintain records of the proceedings of the Committee and otherwise to perform such other duties as the Chair from time to time deems necessary or desirable. Any such secretary need not be a member of the Committee. Minutes will be prepared and subsequently approved for each meeting. Copies of such minutes will be filed with the Secretary of the Company and circulated to all directors.

The Committee may establish one or more subcommittees, each of which shall consist of one or more members of the Committee. Each such subcommittee shall make and maintain records of its proceedings and shall report to the Committee as the Committee may require.

C.   Resources and Authority of the Committee; Consultants

The Committee shall have the resources and authority appropriate to discharge the Committee's duties and responsibilities, including the authority to obtain advice and assistance from internal and external legal, accounting, human resource and other advisers. Without limiting the generality of the foregoing, the Committee is authorized, in its sole and absolute discretion, at any time and from time to time to appoint, retain, compensate, oversee and terminate any compensation consultant or compensation consultant firm to provide assistance to the Committee in evaluating the Company's compensation of its CEO, other senior executive of the Company and the directors of the Company. The foregoing authority includes the Committee's sole authority to approve every such consultant's or consulting firm's fees and other retention terms.

III. Reporting

A.   Regular Committee Reporting to the Board

The Committee shall report regularly to the Board regarding the Committee's actions and matters or issues that the Committee is considering in addition to providing the minutes of Committee meetings.

B.   Annual Performance Evaluation Report

The Committee, if required by the SEC, shall produce and provide to the Board (concurrently with the Committee's provision to the Board of the SEC Annual report) an annual written report (the "Annual Performance Evaluation Report") containing the Committee's evaluation of its own performance of its duties and responsibilities under this Charter during the year covered by the SEC annual Report. The Committee shall conduct the evaluation if its performance hereunder in such manner as the Committee deems appropriate. The Committee may include in any Annual Performance Evaluation Report a recommendation to the Board that this Charter be modified in any respect deemed by the Committee to be necessary or desirable.

C.   Amendment

Only the Board may modify, amend or repeal this Charter or any term or provision hereof.

                                ARTICLE 5

                                OFFICERS
                                --------

     Section 5.1. Designation; Number; Election. The Board of Directors, at its initial meeting and thereafter at its first regular meeting after each annual election of Directors, shall choose the officers of the Corporation. Such officers shall be a Chief Operating Officer, a President, one or more Vice Presidents (the number thereof to be determined by the Board of Directors), a Secretary, a Treasurer, and such Assistant Secretaries and Assistant Treasurers as the Board of Directors may choose. A Vice President may be designated by the Board of Directors as the Executive Vice President. The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

     Section 5.2. Salaries. The salaries of all officers and agents of the Corporation chosen by the Board of Directors shall be fixed by the Board of Directors, and no officer shall be prevented from receiving such salary by reason of the fact that he is also a Director of the Corporation.

     Section 5.3. Term of Office; Removal; Vacancies. Each officer of the Corporation chosen by the Board of Directors shall hold office until the next annual meeting of the Board of Directors and thereafter following each annual election of Directors, and until his successor is chosen and qualifies or until his earlier death or resignation or removal in the manner hereinafter provided. Any officer or agent chosen by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors whenever in its judgment the best interests of the

Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any vacancy occurring in any office of the Corporation at any time or any new offices may be filled by the Board of Directors for the unexpired portion of the term.

     Section 5.4. Chief Operating Officer. The Chairman of the Board of Directors shall be the Chief Operating Officer of the Corporation, shall preside at all meetings of stockholders and of the Board of Directors, and shall in general supervise the affairs of the Corporation and possess the same powers as the President, to sign all certificates, contracts, and other instruments of the Corporation which may be authorized by the Board. He shall be responsible for establishing over-all corporate objectives and goals with respect to profit, capital expenditures, financing, and shall be responsible for assuring that Company plans and policies are pursued, and shall nominate officers of the Company to the Board of Directors and appoint all members of all committees of the Board of Directors, subject to ratification by the Board, and for taking such other duties and responsibilities as may be directed by the Board of Directors from time to time.

     Section 5.5. President. The President shall, subject to the authority of the Chairman of the Board, or the Chief Operating Officer, in general supervise and manage the business and affairs of Corporation. He may sign contracts and other documents within the ordinary scope of business and may sign, with the Secretary or an Assistant Secretary or any other proper officer of the Corporation thereunto authorized by the Board of Directors, certificates of stock of the Corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these By-Laws to some other officer or agent of the Corporation, or shall be required or permitted by law to be otherwise signed or executed; and in general shall perform all duties usually incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

     Section 5.6. The Vice Presidents. In the absence of the Chief Operating Officer, or the President, or in the event of his disability, or inability to act, or to continue to act, the Executive Vice President, or in the event of a vacancy in the office of the Executive Vice President, or in the event that no Executive Vice President has been designated by the Board of Directors, or in the event of the absence of the Executive Vice President, or his disability, or his inability to act, or to continue to act, the Vice Presidents in the order designated by the Board of Directors, or, in the absence of such designation, in the order each shall have respectively held the office of Vice President the longest period of time, shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Executive Vice President or any Vice President may sign, with the Secretary or an Assistant Secretary or any other proper officer of the Corporation thereunto authorized by the Board of Directors, certificates for shares of stock of the Corporation; and shall perform such other duties as from time to time may be assigned to him by the Chief Operating Officer, by the President, or by the Board of Directors.

     Section 5.7. The Treasurer. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine. He shall: (a) have charge and custody of and be responsible for all funds and securities of the Corporation; receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositaries as shall be selected in accordance with the provisions of Article 8 of these By-Laws; and (b) in general perform all the duties usually incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Chief Operating Officer, by the President, or by the Board of Directors.

     Section 5.8. The Secretary. The Secretary shall: (a) keep the minutes of meetings of the stockholders, of the Board of Directors and of committees of the Board of Directors in one or more books provided for that purpose; (b) see that all notices of meetings of stockholders and of special meetings of the Board of Directors are duly given in accordance with the provisions of these By-Laws or as required by statute; (c) be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized in accordance with the provisions of these By-Laws; (d) keep a register of the post office address of each stockholder which shall be furnished to the Secretary by such stockholder; (e) sign with the Chief Operating Officer, the President, the Executive Vice President, or a Vice President, certificates of stock of the Corporation; (f) have general charge of the stock ledger books of the Corporation; and (g) in general, perform all duties usually incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Chief Operating Officer, the President, or by the Board of Directors.

     Section 5.9. Assistant Treasurers and Assistant Secretaries. The Assistant Treasurers shall, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The Assistant Secretaries may sign with the Chief Operating Officer, the President, the Executive Vice President, or a Vice President, certificates of stock of the Corporation. The Assistant Treasurers and Assistant Secretaries, in general, shall perform such duties as shall be assigned to them by the Treasurer, or the Secretary, respectively, or by the Chief Operating Officer, or the President, or the Board of Directors.


                                ARTICLE 6

                             INDEMNIFICATION
                             ---------------

     Section 6.1. Indemnification of Directors and Officers. The Corporation shall, to the fullest extent to which it is empowered to do so by the General Corporation Law of Wisconsin or any other applicable laws, as may from time to time be in effect, indemnify any person who was or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the Corporation, or the predecessor Delaware Corporation, Commerce Group Corp., or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding.

     Section 6.2.  Contract with the Corporation.  The provisions of this
Article 6 shall be deemed to be a contract between the Corporation and each director or officer who serves in any such capacity at any time while this Article and the relevant provisions of the General Corporation Law of Wisconsin or other applicable law, if any, are in effect, and any repeal or modification of any such law or of this Article 6 shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

     Section 6.3. Indemnification of Other Persons. Persons not expressly covered by the foregoing provisions of this Article 6, such as those (a) who are or were employees or agents of the Corporation, or are or were serving at the request of the Corporation as employees or agents of another corporation, partnership, joint venture, trust or other enterprise, or (b) who are or were directors, officers, employees or agents of a constituent corporation absorbed in a consolidation or merger in which the Corporation was the resulting or surviving Corporation, or who are or were serving at the request of such constituent corporation as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise, may be indemnified to the extent authorized at any time or from time to time by the Board of Directors.

     Section 6.4. Other Rights of Indemnification. The indemnification provided or permitted by this Article 6 shall not be deemed exclusive of any other rights to which those indemnified may be entitled by law or otherwise, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

     Section 6.5. Indemnification, Reimbursement, and Payments. Any indemnification shall be immediately payable and due to any director, officer, or other person when any obligation for which indemnification is provided by said Article 6 becomes due from or is paid by that director, officer, or other person.

                                ARTICLE 7

                 CERTIFICATES OF STOCK AND THEIR TRANSFER
                 ----------------------------------------

     Section 7.1. Form and Execution of Certificates. Every holder of stock in the Corporation shall be entitled to have a certificate, signed by, or in the name of the Corporation by, the Chief Operating Officer, the President, the Executive Vice President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him in the Corporation. Such certificates shall be in such form as may be determined by the Board of Directors. During any period while more than one class of stock of the Corporation is authorized there will be set forth on the face or back of the certificates which the Corporation shall issue to represent each class or series of stock a statement that the Corporation will furnish, without charge to each stockholder who so requests, the designations, preferences and relative, participating, optional or other special rights of each class of stock or series t hereof and the qualifications, limitations or restrictions of such preferences and/or rights. Where a certificate is countersigned (1) by a transfer agent other than the Corporation or its employee, or, (2) by a registrar other than the Corporation or its employee, any other signature on such certificate may be facsimile. In case any officer, transfer agent or registrar who has signed, or whose facsimile signature has been used on, any such certificate shall cease to be such officer, transfer agent or registrar of the Corporation before such certificate is issued by the Corporation, such certificate may nevertheless be issued and delivered by the Corporation as though the officer, transfer agent or registrar who signed such certificate or whose facsimile signature was used thereon had not ceased to be such officer, transfer agent or registrar of the Corporation.

     Section 7.2. Replacement Certificates. The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed. The Board of Directors may delegate its authority to direct the issuance of new replacement stock certificates to the transfer agent or agents of the Corporation upon such conditions precedent as may be prescribed by the Board.

     Section 7.3. Transfers of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for stock duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books; provided the Corporation or a transfer agent of the Corporation shall not have received a notification of adverse interest and that the conditions of
Section 8-401 of Title 5A of the Delaware Code and Wisconsin law have been met.

     Section 7.4. Fixing Date for Determination of Stockholders of Record. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or, for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action, and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of right, or to exercise such right, or to give such consent, as the case may be, notwithstanding the transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.


     Section 7.5. Registered Stockholders. The Corporation shall be entitled to treat the holder of record (according to the books of the Corporation) of any share or shares of stock as the holder in fact thereof and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other party whether or not the Corporation shall have express or other notice thereof, except as expressly provided by the laws of Wisconsin.

     Section 7.6.  Transfer Agents and Registrars.  The Board of
Directors may from time to time appoint a transfer agent or a registrar or both in one or more cities; may require all certificates evidencing shares of stock of the Corporation to bear the signatures of a transfer agent or a registrar; and may provide that such certificates shall be transferable in more than one city.

                                ARTICLE 8

                   CONTRACTS, LOANS, CHECKS AND DEPOSITS
                   -------------------------------------

     Section 8.1. Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

     Section 8.2. Loans. No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

     Section 8.3. Checks, Drafts and Other Instruments. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness, issued in the name of the Corporation shall be signed by such officer or officers, or by such agent or agents of the Corporation and in such manner as from time to time may be determined by resolution of the Board of Directors.

     Section 8.4. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositaries as the Board of Directors may select.

                                ARTICLE 9

                            GENERAL PROVISIONS

     Section 9.1. Dividends. Subject to any provisions of any applicable statute or of the Certificate of Incorporation, dividends may be declared upon the capital stock of the Corporation by the Board of Directors at any regular or special meeting thereof; and such dividends may be paid in cash, property, or shares of the capital stock of the Corporation.

     Section 9.2. Reserves. Before payment of any dividends, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Directors shall think conducive to the interests of the Corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.

     Section 9.3. Voting of Stock of Other Corporations. In the absence of specific action by the Board of Directors, the Chief Operating
Officer, or the President shall have authority to represent the Corporation with respect to, and to vote on behalf of the Corporation, the securities of other corporations, both domestic and foreign, held by the Corporation.

     Section 9.4. Notices. Notices to Directors and stockholders shall be in writing and delivered personally or mailed to the Directors or stockholders at their addresses appearing on the books of the Corporation. Notice given by mail shall be deemed to be given at the time when the same shall be mailed. Notice to Directors may also be given (a) by personal delivery, (b) by telegram or cable, and in such case shall be deemed to be given when communicated to the telegraph company, (c) by telephone or similar communications equipment, and in such case shall be deemed to be given when received, or (d) by any other means of transmission giving similar notice.

     Section 9.5. Waiver of Notice. Whenever any notice is required to be given under the provisions of any statute or of the Certificate of Incorporation or of these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance or presence of any person at any meeting of stockholders or Directors shall constitute a waiver of notice of such meeting, except when the stockholder or director attends a meeting only for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because a meeting is not lawfully called or convened. Except as required by statute, Certificate of Incorporation or these By-Laws, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

     Section 9.6. Fiscal Year. The fiscal year of the Corporation shall begin on the first day of April in each year and end on the last day of the next following March.

     Section 9.7. Seal. The corporate seal shall have inscribed thereon the name of the Corporation and the words "Corporate Seal, Wisconsin." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise applied.

     Section 9.8. Severability; Amendments. If any provision of these By-Laws, or its application thereof to any person or circumstances, is held invalid, the remainder of these

By-Laws and the application of such provision to other persons or circumstances shall not be affected thereby. These By-Laws may be altered or repealed at any regular or special meeting of the Board of Directors.




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